Registration No. 333-71866

As filed with the Securities and Exchange Commission on May 21, 2008

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-8

Registration Statement

Under the Securities Act of 1933

TRANSGENOMIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1789357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
12325 Emmet Street, Omaha, NE	68164
(Address of principal executive offices)	(Zip code)

TRANSGENOMIC, INC.

SECOND AMENDED AND RESTATED 2001 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Craig J. Tuttle Chairman and Chief Executive Officer Transgenomic, Inc. 12325 Emmet Street, Omaha, NE 68164	(402) 452-5400
(Name and address of agent for service)	(Telephone number, including area code, of agent for service)

Copies to:

Steven P. Amen, Esq.

Kutak Rock LLP

1650 Farnam Street

Omaha, Nebraska 68102

(402) 346-6000

Deregistration of Securities

On October 19, 2001, Transgenomic, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (Registration No. 333-71866) (the “Registration Statement”) in order to register the issuance of up to 500,000 shares of the Registrant’s common stock, par value $0.01 per share, pursuant to the Registrant’s Second Amended and Restated 2001 Employee Stock Purchase Plan (the “Plan”). As of the date hereof, a total of 273,876 shares of its common stock have been issued by the Registrant pursuant to the Plan. The Registrant has terminated the Plan and will not issue any additional shares pursuant to the Plan. In accordance with its undertaking set forth in Item 9 of the Registration Statement, the Registrant is filing this Amendment No. 1 to the Registration Statement in order to remove from registration the 226,124 shares of its common stock that remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on May 21, 2008.

TRANSGENOMIC, INC.

/s/ CRAIG J. TUTTLE
By:	Craig J. Tuttle President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of May 21, 2008.

Signature	Title

/s/ CRAIG J. TUTTLE	Director, President and Chief Executive Officer (Principal Executive Officer)
Craig J. Tuttle

/s/ DEBRA A. SCHNEIDER	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Debra A. Schneider

/s/ GREGORY J. DUMAN	Director
Gregory J. Duman

/s/ JEFFREY L. SKLAR	Director
Jeffrey L. Sklar

/s/ RODNEY S. MARKIN	Director
Rodney S. Markin

/s/ GREGORY T. SLOMA	Director
Gregory T. Sloma

/s/ FRANK R. WITNEY	Director
Frank R. Witney

/s/ DAVID P. PAULUZZI	Director
David P. Pauluzzi